UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	June 30, 2009

QUADRA PROJECTS INC.
(Exact name of registrant as specified in its chapter)

NEVADA	000-53156	450588917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

6130 Elton Avenue, Las Vegas, Nevada		89107
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		1-888-597-8899

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))
( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

As used in this current report, the terms “we”, “us”, “our” and the “Company” refer to Quadra Projects Inc.

Item 1.01. Entry into a Material Definitive Agreement

Sale of Subsidiary

Effective May 14, 2009, the Company completed its acquisition of its subsidiary, Novel International Group Inc. (“Novel”). Novel was incorporated under the laws of Belize and prior to being acquired, had no prior operating history with no assets, liabilities or equity. Novel has an authorized capital of 50,000 common shares and has issued all 50,000 shares to the Company for consideration of $ 5,000.

On May 19, 2009, Novel entered into a marketing assignment agreement with Alpha International Marketing Corp. (“Alpha”). Alpha is the non exclusive world wide marketing and business development consultant for all Innovations Solutions Now Inc.’s (“ISN”) present and future Terralene™ fuel. This agreement was subsequently terminated on June 10, 2009 and Novel currently has no business activity. Novel does not intend on participating in any further transactions with the Company. On June 30th 2009, the Company entered into an agreement to sell Novel to its sole officer and director for consideration of $ 1.00.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUADRA PROJECTS INC.

Date : July 14, 2009                                                                                                         By : /s/ Claude Diedrick
                                                                                                                                                    Claude Diedrick,
                                                                                                                                                    President and CEO